UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 4, 2024
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-01072	POTOMAC ELECTRIC POWER COMPANY	53-0127880
(a District of Columbia and Virginia corporation) 701 Ninth Street, N.W. Washington, District of Columbia 20068-0001 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

On March 4, 2024, Potomac Electric Power Company (Pepco) issued and sold (i) $375 million aggregate principal amount of Pepco’s First Mortgage Bonds, 5.200% Series due March 15, 2034 (the “2034 Bonds”) and (ii) $300 million aggregate principal amount of Pepco’s First Mortgage Bonds 5.500% Series due March 15, 2054 (the “2054 Bonds,” and collectively with the 2034 Bonds, the “Bonds”). See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 – Registrant’s Business and Operations
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

On March 4, 2024, Pepco issued and sold $675 million aggregate principal amount of its Bonds. The Bonds were issued under and in accordance with the Mortgage and Deed of Trust, dated as of July 1, 1936, from Pepco to the Mortgage Trustee, as amended and supplemented by various instruments including that certain Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 15, 2024 (the Pepco Supplemental Indenture), establishing the terms of the Bonds. A copy of the Pepco Supplemental Indenture is filed herewith as Exhibit 4.3.

Pepco intends to use the net proceeds from the sale of the Bonds to refinance $400 million in aggregate principal amount of its First Mortgage Bonds, 3.60% Series due March 15, 2024, to refinance currently outstanding commercial paper, and for general corporate purposes.

The 2034 Bonds will pay interest at the fixed rate of 5.200% per annum and the 2054 Bonds will pay interest at the fixed rate of 5.500% per annum. Interest on the Bonds will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2024. The 2034 Bonds will mature on March 15, 2034 and the 2054 Bonds will mature on March 15, 2054.

In connection with the issuance of the Bonds, Ballard Spahr LLP provided the Company with the legal opinions attached to this report as Exhibit 5.1 and Exhibit 8.1.

A copy of the Underwriting Agreement dated February 26, 2024 among Pepco, Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this report.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement dated February 27, 2024 among Pepco, Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

4.1	Form of Pepco’s First Mortgage Bonds, 5.200% Series due March 15, 2034 (included in Exhibit 4.3)
4.2	Form of Pepco’s First Mortgage Bonds, 5.500% Series due March 15, 2054 (included in Exhibit 4.3)
4.3	Pepco Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 15, 2024
5.1	Exhibit 5.1 Opinion of Ballard Spahr LLP
8.1	Exhibit 8.1 Opinion of Ballard Spahr LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* * * * *

This Current Report contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by Pepco include those factors discussed herein as well as the items discussed in (1) Pepco’s 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) other factors discussed in filings with the Securities and Exchange Commission by Pepco.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this Current Report. Pepco undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC ELECTRIC POWER COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
March 4, 2024

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated February 27, 2024 among Pepco, Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

4.1	Form of Pepco’s First Mortgage Bonds, 5.200% Series due March 15, 2034 (included in Exhibit 4.3)
4.2	Form of Pepco’s First Mortgage Bonds, 5.500% Series due March 15, 2054 (included in Exhibit 4.3)
4.3	Pepco Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 15, 2024
5.1	Exhibit 5.1 Opinion of Ballard Spahr LLP
8.1	Exhibit 8.1 Opinion of Ballard Spahr LLP
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)